UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2016

Analogic Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
(Address of principal executive offices)		Zip Code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

The following is a brief description and vote count of all items voted on at the Annual Meeting:

Proposal 1 – Election of Directors. Our stockholders elected eight directors for a one-year term, to hold office until our 2017 Annual Meeting, and until their respective successors have been duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Bernard C. Bailey	11,273,641	92,703	5,299	566,428
Jeffrey P. Black	11,262,900	103,433	5,310	566,428
James W. Green	11,273,930	92,726	4,987	566,428
James J. Judge	11,259,942	106,570	5,131	566,428
Michael T. Modic	11,259,060	107,148	5,435	566,428
Stephen A. Odland	11,272,702	93,810	5,131	566,428
Fred B. Parks	11,272,296	94,102	5,245	566,428
Sophie V. Vandebroek	11,274,835	91,612	5,196	566,428

Proposal 2 – Ratification of Auditors. Our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2016.

For	Against	Abstain	Broker Non-Votes
11,927,218	917	9,936	0

Proposal 3 – Advisory Vote on Executive Compensation. Our stockholders approved, on a non-binding, advisory basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
11,042,723	312,679	16,241	566,428

Item 7.01. Regulation FD Disclosure.

Effective as of the meeting of the Board held on January 21, 2016, Bernard C. Bailey was appointed to succeed Edward F. Voboril, as Chairman of the Board. The Registrant issued a press release on January 26, 2016 with respect to such appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

January 26, 2016	By:	/s/ John J. Fry
Name: John J. Fry
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2016